UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2016

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cross Street #10-00, PWC Building Singapore 048424	048424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of WAVE Life Sciences Ltd. (the “Company”), with the benefit of market-based compensation data of the Company’s peers prepared by the Company’s independent compensation consultant, approved increases in (i) the annual base salaries of the following named executive officers effective as of January 1, 2016: Paul B. Bolno, M.D., the Company’s President and Chief Executive Officer, from $450,000 to $490,000; and Chandra Vargeese, Ph.D., the Company’s SVP, Head of Drug Discovery, from $285,000 to $315,000; and (ii) the 2016 annual target bonus percentages of the following named executive officers and principal financial officer: Dr. Bolno, from 25% to 50%; and each of Dr. Vargeese, Christopher Francis, Ph.D., the Company’s VP, Head of Business Development, and Kyle Moran, the Company’s VP, Head of Finance, from 25% to 35%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

Date: March 11, 2016	/s/ Kyle Moran
Kyle Moran Vice President, Head of Finance